EXHIBIT 99.1

INDEPENDENT AUDITORS’ REPORT

Board of Directors
Timm Medical Technologies, Inc.
Eden Prairie, Minnesota

We have audited the accompanying balance sheets of Timm Medical Technologies, Inc. (the Company) as of December 31, 2001 and 2000 and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9 to the financial statements, on March 25, 2002, the merger of the Company with and into a wholly owned subsidiary of Endocare, Inc. was consummated in accordance with the terms of the Agreement and Plan of Reorganization dated February 21, 2002.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 29, 2002

TIMM MEDICAL TECHNOLOGIES, INC.

BALANCE SHEETS
DECEMBER 31, 2001 AND 2000

	2001	2000

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,310,005	$262,998
Accounts receivable, net of allowance for doubtful accounts of $380,000 at both dates	1,498,214	1,672,626
Inventories	1,770,195	1,463,330
Prepaid expenses	77,049	110,123

Total current assets	4,655,463	3,509,077
PROPERTY AND EQUIPMENT:
Office equipment, furniture, and fixtures	594,439	594,439
Manufacturing tooling	1,581,991	1,576,631
Exhibit assets	321,118	321,118
Leasehold improvements	141,351	141,351
Computer equipment and software	1,101,588	993,897
Accumulated depreciation and amortization	(2,085,421)	(1,426,179)

Property and equipment, net	1,655,066	2,201,257
INTANGIBLE ASSETS, net (Note 1)	3,711,898	4,142,177
OTHER ASSETS	412,482	343,483

	$10,434,909	$10,195,994

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Notes payable (Note 3)	$219,097	$1,475,325
Accounts payable	1,194,784	1,329,298
Accrued compensation	1,061,598	920,985
Accrued product warranty costs	417,372	417,372
Other current liabilities	500,180	469,738

Total current liabilities	3,393,031	4,612,718
COMMITMENTS AND CONTINGENCIES (Note 7)
REDEEMABLE STOCK (Note 4):
Preferred stock, convertible preferred stock, Series A, par value $.001 per share; authorized 7,272,730 and 8,500,000 shares, respectively; 7,272,730 shares issued and outstanding at redemption value	22,773,913	20,043,756
Preferred stock, preferred stock, Old Series B, par value $.001 per share; authorized 980,000 shares; 830,403 shares issued and outstanding at redemption value at December 31, 2000		2,424,777
Preferred stock, preferred stock, Series B-1, par value $.001 per share; authorized 350,000 shares; 304,091 shares issued and outstanding at redemption value at December 31, 2000		887,946
Preferred stock, convertible preferred stock, New Series B, par value $.001 per share; authorized 7,000,000 shares; 5,615,156 shares issued and outstanding at redemption value	9,200,292

	31,974,205	23,356,479
STOCKHOLDERS’ DEFICIT (Note 5):
Preferred stock, undesignated preferred stock, par value $.001; authorized 15,727,270 and 5,170,000 shares, respectively; none issued and outstanding
Common stock, par value $.001 per share; authorized 30,000,000 and 35,000,000 shares, respectively; 815,680 and 3,262,722 shares issued and outstanding, respectively	816	3,263
Accumulated deficit	(24,933,143)	(17,776,466)

Total stockholders’ deficit	(24,932,327)	(17,773,203)

	$10,434,909	$10,195,994

See notes to financial statements.

TIMM MEDICAL TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2001 AND 2000

	2001	2000

SALES	$14,768,143	$14,634,935
COST OF SALES	6,085,740	5,870,907

Gross profit	8,682,403	8,764,028
OPERATING EXPENSES:
Selling and marketing	6,438,414	6,921,393
General and administrative	2,200,074	2,514,624
Research and development	1,384,150	1,371,869

	10,022,638	10,807,886

OPERATING LOSS	(1,340,235)	(2,043,858)
INTEREST EXPENSE	207,631	114,376

NET LOSS	$(1,547,866)	$(2,158,234)

See notes to financial statements.

TIMM MEDICAL TECHNOLOGIES, INC.
STATEMENT OF STOCKHOLDERS’ DEFICIT

	Common Stock		Additional		Total
			Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

BALANCE AT DECEMBER 31, 1999	3,322,722	$3,323		$(14,190,149)	$(14,186,826)
Issuance of stock warrants in connection with preferred stock issuance			$295,455		295,455
Issuance of common stock warrants in connection with the issuance of preferred stock, Series B-1 in exchange for preferred stock, Series A and Old Series B, common stock warrants, and cash			312,727		312,727
Purchase of common stock	(60,000)	(60)	(19,940)		(20,000)
Common stock warrants issued in lieu of interest			24,000		24,000
Accretion of preferred stock to redemption value			(612,242)	(1,428,083)	(2,040,325)
Net loss				(2,158,234)	(2,158,234)

BALANCE AT DECEMBER 31, 2000	3,262,722	3,263	—	(17,776,466)	(17,773,203)
Common stock warrants issued in lieu of interest			2,000		2,000
Plan of recapitalization	(2,447,042)	(2,447)	(2,000)	(1,674,605)	(1,679,052)
Accretion of preferred stock to redemption value				(3,934,206)	(3,934,206)
Net loss				(1,547,866)	(1,547,866)

BALANCE AT DECEMBER 31, 2001	815,680	$816	$—	$(24,933,143)	$(24,932,327)

See notes to financial statements.

TIMM MEDICAL TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2001 AND 2000

	2001	2000

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,547,866)	$(2,158,234)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	659,242	715,779
Amortization of intangible assets	446,995	443,885
Issuance of preferred stock and common stock warrants in lieu of interest payments	170,239	62,729
Changes in assets and liabilities:
Accounts receivable	174,412	982,600
Inventories	(306,865)	(93,109)
Prepaid expenses	33,074	109,067
Other assets	(68,999)	87,957
Accounts payable	(134,514)	(957,538)
Accrued compensation	182,696	88,086
Other current liabilities	30,442	163,919

Net cash used in operating activities	(361,144)	(554,859)
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(113,051)	(124,937)
Purchase of intangible assets	(16,716)	(45,911)

Net cash used in investing activities	(129,767)	(170,848)
CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in outstanding checks in excess of bank balances		(106,356)
Proceeds from issuance of notes payable	1,424,514	800,000
Payments of notes payable	(636,596)	(1,042,939)
Proceeds from issuance of preferred stock and common stock warrants	750,000	1,338,000

Net cash provided by financing activities	1,537,918	988,705

INCREASE IN CASH AND CASH EQUIVALENTS	1,047,007	262,998
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	262,998

CASH AND CASH EQUIVALENTS AT END OF YEAR	$1,310,005	$262,998

SUPPLEMENTAL DISCLOSURE -
Cash paid for interest	$37,392	$51,647

See notes to financial statements.

TIMM MEDICAL TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000

1. BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description - Timm Medical Technologies, Inc. (the Company) develops and markets medical devices for the diagnosis and treatment of genitourinary disease. The Company sells products under the Timm, Osbon, Dacomed, and Browne brand names.

Basis of Presentation - The financial statements of the Company have been prepared on the accrual basis.

Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company’s cash and cash equivalent balances primarily consist of cash balances or money market funds.

Inventories - Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out method. Inventories consist primarily of finished goods.

Property and Equipment - Property and equipment, including internal and external costs of computer software, are stated at cost and are depreciated over the estimated useful lives of the underlying assets using the straight-line method. Leasehold improvements are amortized over the estimated useful life of the improvements or over the term of the lease, if less. The estimated useful lives vary by asset classification from three years to ten years.

Intangible Assets - Intangible assets consist of goodwill and patents and trademarks. Intangible assets are being amortized on a straight-line basis. The Company continually evaluates the periods of amortization to determine whether events and circumstances, such as effects of competition, obsolescence, and other economic factors, warrant revision of the useful lives. Intangible assets at December 31 consist of the following:

	Expected Life	2001	2000

Patents and trademarks	7 or 10 years	$3,233,672	$3,216,956
Goodwill	15 years	1,845,955	$1,845,955

Less accumulated amortization		5,079,627	5,062,911
		1,367,729	920,734

		$3,711,898	$4,142,177

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of - The Company periodically reviews its long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition - The Company recognizes revenue when the following criteria are met: persuasive evidence of an agreement exists, delivery has occurred or services have been rendered, the Company’s price to the buyer is fixed and determinable, and collectibility is reasonably assured. Delivery is not considered to have occurred until the customer takes title and assumes the risks and rewards of ownership. The timing of revenue recognition is largely dependent on shipping terms. Revenue is recorded at the time of shipment for terms designated f.o.b. (free on board) shipping point. For sales transactions designated f.o.b. destination, revenue is recorded when the product is delivered to the customer’s delivery site. Provisions for sales returns and warranty costs are recorded at the time of sale based on historical information and current trends.

Shipping and Handling - All shipping and handling amounts are billed to customers and are included in revenues. Costs incurred related to shipping and handling are included in cost of sales.

Research and Development - Research and development costs are expensed as incurred.

Product Warranty Costs - The Company provides a warranty on its products and accrues estimated future warranty costs based on its history of actual warranty costs incurred.

Income Taxes — Deferred taxes are provided on an assets and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the variances between the amounts of assets and liabilities recorded for income tax and financial reporting purposes. Due to historical net losses of the Company, a valuation allowance has been established to offset the net deferred tax asset.

Stock-based Compensation - The Company accounts for stock option grants and awards to employees in accordance with Accounting Principles Board (APB) Opinion No. 25 and related interpretations. Under APB Opinion No. 25, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company has adopted the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation. This Statement defined a fair-value-based method of accounting for an employee stock option or similar equity instrument. Under the fair-value-based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.

Reclassifications - Certain reclassifications have been made to the 2000 financial statements to conform to the presentation used in the 2001 financial statements. The reclassifications had no effect on stockholders’ deficit or net loss as previously reported.

2. RECENTLY ISSUED ACCOUNTING STANDARDS

As of January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that all derivatives, including those embedded in other contracts, be recognized as either assets or liabilities and that those financial instruments be measured at fair value. The accounting for changes in the fair value of derivatives depends on their intended use and designation. Management has reviewed the requirements of SFAS No. 133 and has determined that it has no freestanding or embedded derivatives. All agreements that contain provisions meeting the definition of a derivative also meet the requirements of, and have been designated as, normal purchases or sales. The Company’s policy is to not use freestanding derivatives and to not enter into contracts with terms that cannot be designated as normal purchases or sales.

The Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, which requires the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also specifies that intangible assets acquired in a business combination, that meet certain criteria, be recognized and reported apart from goodwill. The Company adopted this Statement as of July 1, 2001. The adoption of this statement did not impact the Company.

The FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, which requires goodwill and intangible assets with indefinite useful lives no longer be amortized. Rather they will be tested for impairment, at least annually, in accordance with the provisions of SFAS No. 142. Intangible assets with finite useful lives will be amortized over their respective estimated useful lives and will be reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 142 is effective January 1, 2002. The Company is evaluating the impact of the adoption of this Standard and has not yet determined the effect of adoption on its financial position and results of operations. The Company recorded amortization expense of $446,995 and $443,885 in fiscal 2001 and 2000, respectively.

In August 2001, the FASB also issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 replaces SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. The FASB issued SFAS No. 144 to establish a single accounting model, based on the framework established in SFAS No. 121, as SFAS No. 121 did not address the accounting for a segment of a business accounted for as a discontinued operation under APB Opinion No. 30, Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.

SFAS No. 144 also resolved significant implementation issues related to SFAS No. 121. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and generally are to be applied prospectively. The Company expects to adopt SFAS No. 144 in 2002. The adoption of SFAS No. 144 will not have a material effect on the Company’s historical consolidated results of operations, financial position, and cash flows.

3. NOTES PAYABLE

Notes payable at December 31 consist of the following:

	2001	2000

Revolving note/credit facility	$219,097	$136,596
Circle F Ventures, LLC note payable		500,000
Ferrer Freeman Thompson notes payable		838,729

	$219,097	$1,475,325

Revolving Note/Credit Facility - At December 31, 2001, the Company had a $1,000,000 demand revolving note with Itasca Business Credit, Inc. (Itasca), with an outstanding loan balance of $219,097. Borrowed amounts had an interest rate of 3.5% over the prime leading rate as defined (8.4% at December 31, 2001). The note was paid in 2002.

At December 31, 2000, the Company maintained a $1,250,000 demand discretionary revolving credit facility with U.S. Bank National Association (U.S. Bank). Under the terms of the facility, the actual amount the Company may borrow was computed based on the level of specified assets at the time of the requested borrowing. Borrowed amounts had an interest rate of 2% over the U.S. Bank prime lending rate. As of December 31, 2000 the Company had an outstanding loan balance of $136,596. The facility was terminated in 2001.

Circle F Ventures, LLC Note Payable - On August 3, 1999, the Company borrowed $500,000 from Circle F Ventures, LLC and delivered its promissory note to evidence such indebtedness (the Circle F Note). The Circle F Note bears no interest and is due on demand. The Circle F Note was paid in January 2001. The Circle F Note entitled the holder to receive warrants to purchase 2,500 shares of the Company’s common stock for each month the Circle F Note remained unpaid. The warrants are exercisable for a period of seven years at a price of $8.00 per share. The warrants include certain antidilution provisions.

Ferrer Freeman Thompson Notes Payable - On June 26, 2000, the Company’s largest stockholder, Ferrer Freeman Thompson (FFT), provided the Company $600,000 in the form of a note to fund the payment of a prior note payable. On December 6, 2000, FFT provided the Company an additional $200,000 in the form of a note to fund working capital obligations. The June and December notes, referred to collectively as the FFT Notes, are due on demand and bear interest at the rate of 12% per year, due upon maturity. As of December 31, 2000, the FFT notes included $38,729 relating to accrued interest. In January 2001, FFT converted the principal and accrued interest associated with the June 2000 and December 2000 notes into a new note. The new note consisted of the remaining balance and accrued interest at December 31, 2000 plus a new amount. FFT also provided the Company $250,000 in the form of a note on August 1, 2001 to provide additional funding to the Company. This note bore interest at the rate of 12% per year. The January 2001 and August 2001 notes and accrued interest were subsequently converted into the New Series B preferred stock (see Note 4).

Gerald Timm Note Payable - On January 10, 2001, the Company borrowed $250,000 from Gerald Timm, a stockholder, and delivered its promissory note to evidence such indebtedness (the Gerald Timm note). This Gerald Timm note bore interest at a rate of 12% per year. The Gerald Timm note and accrued interest was subsequently converted into the New Series B preferred stock (see Note 4).

4. PREFERRED STOCK

Plan of Recapitalization - On October 1, 2001, the Company’s Board of Directors and shareholders approved a Plan of Recapitalization (the Plan) that (1) changed the terms of the Series A preferred stock but did not impact the number of shares outstanding, (2) converted each share of Old Series B and B-1 preferred stock into 3.31293 shares of New Series B preferred stock, (3) canceled the warrants to purchase 2,268,989 shares of common stock at an exercise price of $0.01 per share issued in connection with the Old Series B and Series B-1 preferred stock in exchange for the Company granting New Series B preferred stock equal to the value paid for the canceled warrants divided by $1.60, (4) converted each share of common stock into one-quarter share of common stock, and (5) converted each option or warrant for the purchase of common stock into an option or warrant for the purchase of one-quarter shares of common stock that could have been purchased prior to the Plan. All references to number of shares and per share amounts in the notes to the financial statements have been restated to reflect the Plan’s effect.

Series A Preferred Stock - As of December 31, 2001 and 2000, there were 7,272,730 shares of Series A issued and outstanding. The Series A is senior to the common stock in liquidation and redemption, and has blocking rights on significant corporate events as long as 50% of the Series A is outstanding. The Series A also has protections against a premature initial public offering, demand registration rights, a right of first offer on additional equity financings, if any, and antidilution protection. The Series A is entitled to cumulative dividends at a minimum rate of 12% per annum and is entitled to vote with the common stock in the same number of votes as the common stock into which the Series A is convertible. Holders of the Series A have the right to designate two members to the Company’s Board of Directors.

Shares of the Series A may, at the option of the holder, be converted at any time into fully paid nonassessable shares of common stock. Each share of Series A is convertible into 0.5246 shares of common stock. Both the Company and holders of the Series A have the option of requiring redemption of the Series A at any time after September 30, 2004. Mandatory redemption of the Series A is called for on the earlier of September 30, 2004 or any liquidation. The Series A is also entitled to a preference in liquidation in an amount equal to the redemption price per share of $3.13 and $2.76 at December 31, 2001 and 2000, respectively. The redemption price per share includes cumulative dividends.

New Series B - As of December 31, 2001, there were 5,615,156 shares of New Series B issued and outstanding. The New Series B is senior to the Series A preferred stock and the common stock in liquidation and redemption. The New Series B is entitled to cumulative dividends at a minimum rate of 10% per annum and is entitled to vote with the Series A preferred stock, so long as there are at least 4,000,000 shares of these series outstanding. Holders of the New Series B have the right to designate one member to the Company’s Board of Directors.

Shares of the New Series B preferred stock may, at the option of the holder, be converted at any time into fully paid and nonassessable shares of common stock. Each share of New Series B is convertible into one share of common stock. Both the Company and holders of the New Series B have the option of requiring redemption of the New Series B at any time after September 30, 2004. Mandatory redemption of the New Series B is called for on the earlier of September 30, 2004 or any liquidation. The New Series B is also entitled to a preference in liquidation in an amount equal to the redemption price per share of $1.64 at December 31, 2001. The redemption price per share includes cumulative dividends.

5. STOCKHOLDERS’ EQUITY

Reverse Stock Split - As discussed in Note 4, the Company’s Board of Directors and shareholders approved a Plan of Recapitalization (the Plan) on October 1, 2001. The Plan converted each share of common stock into one-quarter share of common stock and converted each option or warrant for the purchase of common stock into an option or warrant for the purchase of one-quarter shares of common stock that could have been purchased prior to the Plan.

Circle F Warrants - As of December 31, 2001 and 2000, the Company had outstanding warrants to purchase 45,000 and 42,500 shares of common stock, respectively, at an exercise price of $8.00 per share that were issued in conjunction with the Circle F Note discussed in Note 3.

Stock Options - The Company’s 1997 Stock Option Plan (the 1997 Plan) was adopted in 1997 and was amended in 1998. Under the Plan, 59,625 shares of the Company’s common stock are reserved for issuance. The Plan is effective through October 2007.

The Company’s 1999 Stock Option Plan (the 1999 Plan) was adopted in 1999. Under the Plan, 517,655 shares of the Company’s common stock are reserved for issuance. The Plan is effective through April 2009.

In 2001, the Company’s Board of Directors and shareholders approved the 2001 Long Term Incentive and Stock Option Plan (the 2001 Plan). Under the Plan, 6,200,000 shares of the Company’s common stock are reserved for issuance. The Plan is effective through September 2011.

The Company’s 1997, 1999, and 2001 Plans permit the Company to grant incentive and nonqualified stock options to employees, directors, and consultants. The exercise price of all options is determined by the Board of Directors, but the exercise price of incentive options shall not be less than the fair market value of the common stock at the date of grant.

In 2000, the Company and its Board of Directors approved a plan to reprice employee options. All employees were eligible to participate in the repricing program. The exercise price of all options repriced was reduced to $7.60 from $8.80 or $8.36 from $9.68. These repriced options are now subject to variable accounting as prescribed by Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation — an Interpretation of APB No. 25 (FIN 44). All of the Company’s outstanding options at December 31, 2000 were repriced and will be accounted for prospectively using the variable accounting treatment described below until the options are exercised, forfeited, or expire.

Variable accounting for these awards will require the Company to determine the intrinsic value (excess of the fair value over exercise price) of each option at each reporting date for recognition as stock-based compensation expense over the vesting period or periods of each option. The cumulative amount of compensation recognized will be adjusted at each period-end based on the change in the intrinsic value from the previous reporting date. Any compensation expense recognized with respect to unvested shares that are forfeited by terminated employees will be reversed at the date of forfeiture. This accounting may create significant volatility in reported earnings because increases in the fair value of the Company’s common stock in excess of the exercise price will require significant compensation charges. However, any subsequent decreases in the fair value will result in the reversal of some or all of the compensation expense previously recognized.

At December 31, 2001, the fair value of the Company’s common stock was less than $7.60. Consequently, these options had no intrinsic value and no compensation expense was required to be recognized.

The table below summarizes certain information with respect to the 1997 Plan, the 1999 Plan, and the 2001 Plan for the years ended December 31, 2001 and 2000:

	2001		2000

		Weighted		Weighted
		Average		Average
	Shares	Exercise Price	Shares	Exercise Price

Outstanding at beginning of year	474,605	$7.68	225,950	$9.00
Granted	1,425,566	1.00	302,892	7.60
Forfeited	(101,731)	7.60	(54,237)	7.60

Outstanding at end of year	1,798,440	$2.25	474,605	$7.68

Options exercisable at end of year	213,513	$5.46	93,500	$7.76

The options outstanding at December 31, 2001 have exercise prices of $1.00, $7.60, or $8.36 and have a weighted average remaining contractual life of 9.3 years.

SFAS No. 123 considers the repricing of options to be a modification of terms. The Black-Scholes value of the option immediately before the modification is compared to the Black-Scholes value immediately after the modification. The increase in fair value measures additional compensation expense that is recognized over the remaining vesting period or immediately, to the extent the shares are vested at the date of modification.

Had compensation costs for the stock options issued been determined based on the fair value at the date of grant, consistent with the provisions of SFAS No. 123, the Company’s 2001 and 2000 pro forma net loss would have been $1,952,067 and $2,562,435 compared with actual net loss of $1,547,866 and $2,158,234, respectively.

Under SFAS No. 123, the value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 4.55% in 2001 and 6.04% in 2000; and an expected life of ten years. The average fair value of the stock options granted was $.36 and $3.40 on the date of grant in 2001 and 2000, respectively.

6. INCOME TAXES

At December 31, 2001, the Company has approximately $12 million of net operating loss carryforwards for federal and state income tax purposes. These losses begin to expire in 2012. The use of these carryforwards may be limited in any one year under Internal Revenue Code Section 382 because of a significant change in ownership.

At December 31, 2001 and 2000, deferred tax assets are recorded for the benefit of the net operating loss carryforwards and differences between the recognition of bad debt expense, inventory costs, depreciation and amortization, and accrued expenses. The deferred tax assets at December 31, 2001 and 2000 are reduced to zero by a valuation allowance of $4.8 million and $4.2 million, respectively, because it is not more likely than not that the deferred tax asset will be realized.

7. COMMITMENTS AND CONTINGENCIES

The Company is obligated under various operating leases for the rental of its offices and warehouse facilities. The leases generally contain provisions for payment of certain operating expenses and real estate taxes as additional rents and contain renewal terms based upon the fair rental value at the time of renewal. Rental expense in 2001 and 2000 was $422,518 and $434,256, respectively. Future minimum lease obligations are as follows as of December 31, 2001:

Years ended:
2002	$354,880
2003	342,396
2004	98,897

$796,173

From time to time, the Company is party to various legal proceedings. It is the opinion of management that losses, if any, in connection with these matters will not be material.

8. SUPPLEMENTAL CASH FLOW DATA

During 2001, the Company entered into an agreement to convert $42,083 of accrued expenses into a note payable.

During 2001, the Company also converted $2,095,000 of debt plus accrued interest of $159,468 to New Series B preferred stock.

During 2000, the Company acquired and retired 60,000 shares of common stock in exchange for the Company’s forgiveness of a $20,000 note receivable.

9. SUBSEQUENT EVENTS

On February 20, 2002, the Board of Directors adopted a resolution to terminate the 1997 Stock Option Plan and the 1999 Stock Option Plan.

On March 25, 2002, the merger of the Company with and into a wholly owned subsidiary of Endocare, Inc. was consummated in accordance with the terms of the Agreement and Plan of Reorganization dated February 21, 2002. In connection with the merger, all of the Company’s outstanding shares of capital stock were converted into the right to receive a ratable portion of the aggregate consideration of approximately $11 million in cash and/or 1,620,530 shares of Endocare, Inc. common stock.